Exhibit 99.1

October 26, 2015

2U, Inc. Reports Third-Quarter 2015 Financial Results

Revenue increased 31 percent year-over-year

LANDOVER, Md., October 26, 2015 /PRNewswire/ — 2U, Inc. (NASDAQ: TWOU), today reported financial and operating results for the quarter ended September 30, 2015. 2U is a leading provider of cloud-based software-as-a-service technology fused with technology-enabled services that enables leading nonprofit colleges and universities to deliver their high-quality degree programs online.

Third-Quarter 2015 Results

•                  Revenue was $37.1 million, an increase of 31 percent from $28.4 million in the third quarter of 2014.

•                  Net loss attributable to holders of common stock was $(8.2) million, or $(0.20) per share, compared to $(7.3) million, or $(0.18) per share, in the third quarter of 2014.

•                  Adjusted net loss was $(4.9) million, or $(0.12) per share compared to $(5.1) million, or $(0.13) per pro forma share, in the third quarter of 2014.

•                  Adjusted EBITDA loss was $(2.9) million, compared to a loss of $(3.4) million in the third quarter of 2014.

“This quarter, we have once again exceeded our previously stated guidance across all of our financial measures,” said Chip Paucek, 2U’s chief executive officer and co-founder. “After a strong third quarter, we now expect year-over-year revenue growth for full year will be approximately 35 percent. We also expect that the fourth quarter, typically our seasonally strongest earnings period, will be the first adjusted-EBITDA positive quarter in 2U’s history.”

“We have always believed there would be a strong correlation between the outcomes we deliver and our financial success. Our focus on outcomes is our competitive advantage,” said Paucek.  “In the process of driving outcomes, we’re creating what we believe is a great business, with a sustainable business model. We are pleased to work with some of the best universities in the world to deliver the best possible outcomes for those universities, their students, and 2U.”

Recent Program Related Developments

Today, 2U announced two new programs and a contract extension:

•                  2U will launch a new Master of Counseling for Mental Health program with current partner New York University. This program marks the fourth in a multi-program commitment between 2U and NYU.

•                  2U will launch a new Master of Health Informatics program with current partner George Washington University. HealthInformatics@GW will be the third GWU program supported by 2U.

•                  2U has signed a contract extension with Georgetown University for an additional five years, creating a 17-year initial term between 2U and Georgetown.

“With these announcements, the number of degree verticals in which we have more than one program is now seven, we have another new, high-potential vertical that we believe has multiple program opportunities, and our clients have extended the initial terms in three of our first five contracts,” said Paucek.

OTHER DEVELOPMENTS

2U also today announced two significant milestones:

•                  From inception through September 30, 2015, 2U has hosted more than 200,000 live classes for its clients’ programs. Students who participated in these live classes come from all 50 U.S. states and the District of Columbia as well as from more than 60 countries.

•                  In October 2015, 2U’s programs passed $1 billion in inception-to-date, attrition-adjusted bookings created for university clients. Attrition-adjusted bookings are the estimated tuition and fees that 2U expects students will produce for its university clients by the time they graduate or leave their programs.

“Live classes are an important differentiator of 2U programs, “ said Paucek. “They are a key driver of successful student outcomes and a critical part of the quality education we enable our universities to deliver.”

“We believe that student success leads to university success. University success leads to our success. This belief is now becoming reality. At a time when higher education is under pressure, we have created an estimated $1 billion in attrition-adjusted tuition bookings for our clients.”

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for fourth quarter and full year of 2015 and providing an initial look at 2016.

(in millions, except per share amounts)	4Q 2015	FY 2015
Revenue	$41.7-$42.1	$148.6 -$149.0
Adjusted Net Loss	$(1.6)-$(1.3)	$(15.7)-$(15.4)
Adjusted Net Loss per Share of Common Stock	$(0.04)-$(0.03)	$(0.37)-$(0.36)
Weighted-Average Shares of Common Stock	45.6	42.4
Adjusted EBITDA (Loss)	$0.7-$1.0	$(7.8)-$(7.5)
Stock-Based Compensation Expense	$3.4-$3.6	$12.6-$12.9

2U had expected to enter into a transaction in the third quarter to allow it to vacate certain facilities as it seeks appropriate space to support its growth. The Company had planned to recognize a non-cash charge of approximately $1.5 million related to this transaction during the third quarter, and had built this charge into its third-quarter guidance. However, as the transaction was not completed within the expected time frame, no charge was recognized. 2U now expects to recognize this non-cash charge in the fourth quarter, and the charge is incorporated into fourth-quarter guidance.

Note that cost seasonality in the fourth quarter typically improves margins in that quarter; fourth-quarter margins therefore should not be viewed as a run rate for the first quarter of the following year.

While its 2016 budget cycle is not complete, 2U is providing a preliminary view into 2016 based on its early expectations:

•                  2016 revenue is expected to increase by 30 to 32 percent over 2015.

•                  Revenue distribution across the 2016 quarters is expected to be similar to 2015.

•                  2016 adjusted EBITDA loss margin is expected to improve to the (2) to (1) percent range, after incorporating increased costs associated adding a sixth program launch during the year.

•                  We expect normal cost seasonality across the 2016 quarters.  In second quarter, we typically incur a disproportionate amount of annual costs that reduce our earnings measures. Conversely, we typically reduce our marketing costs during the year-end holiday period, which increases earnings measures in the fourth quarter.

Non-GAAP Measures

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, we use adjusted net loss and adjusted EBITDA loss, which are non-GAAP financial measures.

Adjusted net loss is defined as net loss attributable to holders of common stock before preferred stock accretion, the warrant expense portion of net interest income (expense), and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Adjusted EBITDA loss is defined as net loss before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements.  These non-GAAP measures are key metrics company management uses to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes.  These measures also provide useful information to investors relating to 2U’s financial condition and results of operations.  These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.  In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, please see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures.” 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s third-quarter 2015 financial results conference call

When:	Monday, October 26, 2015

Time:	5 p.m. ET

Live Call:	(877) 359-9508

Webcast:	Visit http://investor.2u.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with leading colleges and universities to deliver the world’s best online degree programs so students everywhere can reach their full potential. Our Platform, a fusion of cloud-based software-as-a-service technology and technology-enabled services, provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support and graduate students globally. Blending live face-to-face classes, dynamic course content and real-world learning experiences, 2U’s No Back Row® approach ensures that every qualified student can experience the highest quality university education for the most successful outcome.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our Platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed with the Securities and Exchange Commission.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, Sr. Director of Investor Relations, 2U, Inc., egoodwin@2u.com

Media Contact: Cassie France-Kelly, VP of Public Relations, 2U, Inc., cfrance-kelly@2u.com

2U, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$175,324	$86,929
Accounts receivable, net	12,688	350
Advance to clients, current	1,163	—
Prepaid expenses and other current assets	5,191	2,709
Total current assets	194,366	89,988
Property and equipment, net	7,791	6,755
Capitalized content development costs, net	16,760	13,155
Advance to clients, non-current	1,387	1,675
Other non-current assets	8,259	1,466
Total assets	$228,563	$113,039
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,330	$2,293
Accrued expenses and other current liabilities	20,986	17,138
Deferred revenue	3,818	1,906
Refunds payable	3,512	2,431
Total current liabilities	32,646	23,768
Rebate reserve	407	639
Other non-current liabilities	594	621
Total liabilities	33,647	25,028
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 45,525,460 shares issued and outstanding as of September 30, 2015; 40,735,069 shares issued and outstanding as of December 31, 2014	46	41
Additional paid-in capital	347,051	216,818
Accumulated deficit	(152,181)	(128,848)
Total stockholders’ equity	194,916	88,011
Total liabilities and stockholders’ equity	$228,563	$113,039

2U, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$37,092	$28,407	$106,942	$79,483
Costs and expenses:
Servicing and support	7,845	6,598	23,299	19,846
Technology and content development	7,082	5,726	19,682	17,218
Program marketing and sales	21,567	16,971	62,680	48,922
General and administrative	8,477	6,303	24,059	17,447
Total costs and expenses	44,971	35,598	129,720	103,433
Loss from operations	(7,879)	(7,191)	(22,778)	(23,950)
Other income (expense):
Interest expense	(127)	(176)	(379)	(1,094)
Interest income	21	30	74	62
Other	(250)	—	(250)	—
Total other income (expense)	(356)	(146)	(555)	(1,032)
Loss before income taxes	(8,235)	(7,337)	(23,333)	(24,982)
Income tax expense	—	—	—	—
Net loss	(8,235)	(7,337)	(23,333)	(24,982)
Preferred stock accretion	—	—	—	(89)
Net loss attributable to holders of common stock	$(8,235)	$(7,337)	$(23,333)	$(25,071)
Net loss per share attributable to holders of common stock, basic and diluted	$(0.20)	$(0.18)	$(0.56)	$(0.86)
Weighted-average shares of common stock outstanding, basic and diluted	41,645,894	40,269,937	41,331,481	29,209,970

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(23,333)	$(24,982)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,288	4,240
Stock-based compensation expense	9,217	5,486
Change in the fair value of the Series D redeemable convertible preferred stock warrant prior to conversion	—	695
Loss on investment	250	—
Changes in operating assets and liabilities:
Accounts receivable, net	(12,338)	(8,203)
Advances to clients	(875)	(832)
Prepaid expenses and other current assets	(2,482)	(1,483)
Other non-current assets	(6,833)	1,119
Accounts payable	2,037	(240)
Accrued expenses and other current liabilities	3,718	3,624
Deferred revenue	1,912	834
Refunds payable	1,081	567
Rebate reserve	(232)	(930)
Other liabilities	(27)	(18)
Net cash used in operating activities	(22,617)	(20,123)
Cash flows from investing activities
Expenditures for property and equipment	(3,136)	(2,535)
Capitalized content development cost expenditures	(6,951)	(5,299)
Other investing activities	(250)	(21)
Net cash used in investing activities	(10,337)	(7,855)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	117,463	100,302
Proceeds from exercise of stock options	4,322	1,222
Tax withholding payments in connection with net settlement of restricted stock units	(436)	—
Proceeds from revolving line of credit	—	5,000
Payment on revolving line of credit	—	(5,000)
Net cash provided by financing activities	121,349	101,524
Net increase in cash and cash equivalents	88,395	73,546
Cash and cash equivalents, beginning of period	86,929	7,012
Cash and cash equivalents, end of period	$175,324	$80,558
Supplemental disclosure of non-cash investing and financing activities
Accretion of issuance costs on redeemable convertible preferred stock	$—	$89
Accrued capital expenditures	361	114
Deferred offering costs included in accounts payable and accrued expenses	327	59
Common stock granted in exchange for consulting services received	—	55

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss attributable to holders of common stock to adjusted net loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net loss attributable to holders of common stock	$(8,235)	$(7,337)	$(23,333)	$(25,071)
Adjustments:
Changes in the fair value of the warrant to purchase Series D redeemable convertible preferred stock	—	—	—	695
Accretion of deferred preferred stock offering costs	—	—	—	89
Stock-based compensation expense	3,302	2,247	9,217	5,486
Total adjustments	3,302	2,247	9,217	6,270
Adjusted net loss	$(4,933)	$(5,090)	$(14,116)	$(18,801)

The following table presents a reconciliation of net loss to adjusted EBITDA loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)
Net loss	$(8,235)	$(7,337)	$(23,333)	$(24,982)
Adjustments:
Interest expense	127	176	379	1,094
Interest income	(21)	(30)	(74)	(62)
Depreciation and amortization expense	1,898	1,594	5,288	4,240
Stock-based compensation expense	3,302	2,247	9,217	5,486
Total adjustments	5,306	3,987	14,810	10,758
Adjusted EBITDA (loss)	$(2,929)	$(3,350)	$(8,523)	$(14,224)

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Platform Revenue Retention Rate

The following table sets forth our Platform revenue retention rate for the periods presented, as well as the number of programs included in the Platform revenue retention rate calculation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Platform revenue retention rate	118.3%	124.6%	121.0%	117.3%
Number of programs included in comparison (1)	11	8	9	4

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

Full Course Equivalent Enrollments in Our Clients’ Programs

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last eight quarters.

	Q4 ‘13	Q1 ‘14	Q2 ‘14	Q3 ‘14	Q4 ‘14	Q1 ‘15	Q2 ‘15	Q3 ‘15
Full course equivalent enrollments in our clients’ programs	9,065	9,809	9,331	10,389	11,505	13,093	13,557	13,840

Average revenue per full course equivalent enrollment in our clients’ programs	$2,736	$2,685	$2,652	$2,734	$2,673	$2,644	$2,599	$2,680